EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements are based upon and should be read in conjunction with historical consolidated financial statements and related notes of Pinnacle Entertainment, Inc. (“Pinnacle” or the “Company”).

The unaudited pro forma condensed consolidated balance sheet of Pinnacle as of March 31, 2006 and statements of operations for the three months ended March 31, 2006 and for the year ended December 31, 2005, give effect to the disposition of certain Pinnacle assets held for sale as a result of discontinued operations of the Hollywood Park-Casino card club as if the sale occurred, for balance sheet purposes, on March 31, 2006 and, for statements of operations purposes, on January 1, 2005.

In December 2005, the Company’s board of directors approved management’s plan to sell its Hollywood Park-Casino card club in Inglewood, California. In accordance with the Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, Hollywood Park-Casino card club assets were classified as “held for sale” on Pinnacle’s consolidated balance sheet as of December 31, 2005 in Pinnacle’s Annual Report on Form 10-K and Pinnacle’s unaudited consolidated balance sheet as of March 31, 2006 in Pinnacle’s Quarterly Report on Form 10-Q.

The results of operations of Hollywood Park-Casino had been classified as a discontinued operation for all periods presented in the audited historical consolidated financial statements and notes thereto included in Pinnacle’s Annual Report on Form 10-K as of and for the year ended December 31, 2005 and in the unaudited consolidated financial statements and notes thereto included in Pinnacle’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2006, in accordance with Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. As such, there are no pro forma adjustments to continuing operations necessary to reflect the Company’s sale of its Hollywood Park-Casino card club assets.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon currently available information, estimates and assumptions that are deemed appropriate by Pinnacle’s management. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have been reported had such transaction actually occurred on the dates specified, nor are they indicative of our future results of operations or financial condition. The unaudited pro forma condensed consolidated financial statements are based on and should be read in conjunction with, and are qualified in its entirety by, the historical consolidated financial statements and notes thereto of Pinnacle.

The unaudited pro forma condensed consolidated financial statements of Pinnacle are prepared in accordance with Article 11 of Regulation S-X.

PINNACLE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

March 31, 2006

(in thousands, except share data)

	Pinnacle Historical (Note 1)	Pro Forma Adjustments (Note 2)		Pinnacle Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$319,019	$24,231	(a)	$343,250
Insurance receivable related to inventory and interim costs	20,544			20,544
Accounts receivable, net of doubtful accounts of $4,843	17,154			17,154
Inventories	5,957			5,957
Prepaid expenses and other assets	16,506			16,506
Income tax receivable	4,742			4,742
Deferred income taxes	5,318			5,318

Total current assets	389,240	24,231		413,471
Restricted cash	9,221			9,221
Insurance receivable related to property and equipment impairment charges	7,814			7,814
Property and equipment, net	900,376			900,376
Goodwill	26,656			26,656
Gaming licenses, net	21,130			21,130
Debt issuance costs, net	20,257			20,257
Other assets	11,491			11,491
Assets held for sale	22,469	(16,709	)(b)	5,760

	$1,408,654	$7,522		$1,416,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,138	$			$29,138
Accrued interest	7,475				7,475
Accrued compensation	22,461				22,461
Other accrued liabilities	65,206		7,105	(c)	72,311
Current portion of long-term debt	142				142

Total current liabilities	124,422		7,105		131,527
Long-term debt	637,438				637,438
Other long-term liabilities	9,507				9,507
Deferred income taxes	4,338				4,338
Liabilities associated with assets held for sale	9,914		(9,765	)(d)	149
Stockholders’ Equity:
Common stock—$0.10 par value, 47,942,292 shares outstanding, net of treasury shares	4,995				4,995
Additional paid in capital	616,427				616,427
Retained earnings	32,677		10,182	(e)	42,859
Accumulated other comprehensive loss	(10,974)				(10,974)
Treasury stock, at cost	(20,090)				(20,090)

Total stockholders’ equity	623,035		10,182		633,217

	$1,408,654		$7,522		$1,416,176

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PINNACLE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2006

(in thousands, except per share data)

	Pinnacle Historical (Note 1)	Pro Forma Adjustments (Note 3)	Pinnacle Pro Forma
Gaming	$205,364		$205,364
Food and beverage	10,640		10,640
Truck stop and service station	5,828		5,828
Hotel and recreational vehicle park	6,661		6,661
Other operating income	5,649		5,649

	234,142		234,142

Expenses and Other Costs:
Gaming	113,917		113,917
Food and beverage	10,326		10,326
Truck stop and service station	5,445		5,445
Hotel and recreational vehicle park	3,311		3,311
General and administrative	40,723		40,723
Depreciation and amortization	16,406		16,406
Other operating expenses	2,190		2,190
Pre-opening and development costs	4,056		4,056
Asset impairment	4,939		4,939

	201,313		201,313

Operating income	32,829		32,829
Interest income	2,505		2,505
Interest expense, net of capitalized interest	(14,135)		(14,135)

Income from continuing operations before income taxes	21,199		21,199
Income tax expense	(8,645)		(8,645)

Income from continuing operations	$12,554		$12,554

Income per share from continuing operations — basic	$0.27		$0.27

Income per share from continuing operations — diluted	$0.26		$0.26

Number of shares—basic	46,385		46,385
Number of shares—diluted	47,962		47,962

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

PINNACLE ENTERTAINMENT, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2005

(in thousands, except per share data)

	Pinnacle Historical (Note 1)	Pro Forma Adjustments (Note 3)	Pinnacle Pro Forma
Gaming	$616,561		$616,561
Food and beverage	40,116		40,116
Truck stop and service station	28,397		28,397
Hotel and recreational vehicle park	24,521		24,521
Other operating income	16,305		16,305

	725,900		725,900

Expenses and Other Costs:
Gaming	368,475		368,475
Food and beverage	39,629		39,629
Truck stop and service station	26,800		26,800
Hotel and recreational vehicle park	12,267		12,267
General and administrative	139,430		139,430
Depreciation and amortization	61,171		61,171
Other operating expenses	11,287		11,287
Pre-opening and development costs	29,608		29,608

	688,667		688,667

Operating income	37,233		37,233
Interest income	3,668		3,668
Interest expense, net of capitalized interest	(49,535)		(49,535)
Loss on early extinguishment of debt	(3,752)		(3,752)

Loss from continuing operations before income taxes	(12,386)		(12,386)
Income tax benefit	15,975		15,975

Income from continuing operations	$3,589		$3,589

Income per share from continuing operations — basic	$0.09		$0.09

Income per share from continuing operations — diluted	$0.08		$0.08

Number of shares—basic	40,703		40,703
Number of shares—diluted	42,951		42,951

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 - Pinnacle Basis of Presentation

Historical financial information for Pinnacle as of and for the three months ended March 31, 2006 has been derived from unaudited historical consolidated financial statements included in Pinnacle’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Historical financial information for the year ended December 31, 2005 has been derived from audited historical consolidated financial statements included in Pinnacle’s 2005 Annual Report on Form 10-K.

Note 2 - Pro Forma Adjustments

Pro Forma adjustments related to the disposition of certain Pinnacle assets held for sale as a result of discontinued operations of the Hollywood Park-Casino card club:

(a)	Represents gross cash proceeds of $24.2 million from the sale of Hollywood Park-Casino assets. If it can find suitable replacement property, Pinnacle intends to effect a deferred like-kind exchange of property under Section 1031 of the Internal Revenue Code, and, accordingly, a portion of the gross cash proceeds, in the amount of approximately $21.8 million, is being held by a qualified intermediary in an exchange account for up to 180 days, the time allotted for such an exchange under Section 1031. The pro forma adjustments assume that no such replacement property is found during the permitted time frame and that the cash sale proceeds are released from the exchange account and subject to taxation.

(b)	Adjustment to reflect decrease in assets held for sale with a book value of approximately $16.7 million, comprised of the leasehold interest of approximately $14.2 million and a related receivable of approximately $2.5 million.

(c)	Adjustment to reflect increase in other accrued liabilities for income taxes payable of $6.9 million related to the estimated gain on the sale of Hollywood Park-Casino card club assets and estimated professional fees of $175,000 related to the sale.

(d)	Adjustment to reflect a decrease in liabilities associated with assets held for sale, comprised of the capital lease obligation of approximately $9.5 million and certain payables of approximately $239,000 assumed by the buyer.

(e)	Adjustment to increase retained earnings to reflect the estimated gain, net of tax, on sale of the Hollywood Park-Casino card club.

(in thousands)
Cash proceeds	$24,231

Assets held for sale	16,709
Less liabilities associated with assets held for sale	(9,765)

Basis in sold assets	6,944
Estimated professional fees	(175)

Estimated gain on sale of assets before income taxes	17,112
Income taxes	6,930

Estimated net gain	$10,182

Note 3 - Statements of Operations Pro Forma Adjustments

There were no adjustments to any items on the Consolidated Statement of Operations in calculating the Income from Continuing Operations as the Hollywood Park-Casino card club was reflected as discontinued operations in the Company’s Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2006 and the Annual Report on Form 10-K as of and for the year ended December 31, 2005. Income recorded as discontinued operations related to the Hollywood Park-Casino card club of $960,000, or $0.02 per diluted share, and $2,728,000, or $0.06 per diluted share, during the three months ended March 31, 2006 and the year ended December 31, 2005, respectively, would have decreased income from discontinued operations by such amounts. The pro forma results exclude the impact of the gain on sale of the Hollywood Park-Casino card club assets and the costs related to the dispositions.